Exhibit 10.1

PREFERRED EQUITY PURCHASE AGREEMENT

THIS PREFERRED EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of September 24, 2025 (the “Effective Date”) is made by and among the investment entities named on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and CISO GLOBAL, INC., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investors, from time to time as provided herein, and the Investors shall purchase from the Company, up to $15 million of the Company’s shares of Series B Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Stock”) having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”); and

WHEREAS, the offer and sale of the Preferred Stock issuable hereunder and the issuance of the Conversion Shares (as defined below) upon conversion of the Preferred Stock will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

“Affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Allocation Percentages” shall mean the allocation percentages of the Investors as set forth on Annex I hereto (as may be adjusted in accordance with Section 2.01(c)(ii)).

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, decrees, rulings, injunctions, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Black Out Period” shall have the meaning set forth in Section 6.03(a).

“Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Applicable Law to close.

“Certificate of Designations” shall have the meaning set forth in the recitals of this Agreement.

“Closing” shall have the meaning set forth in Section 2.02.

“Commitment Amount” shall mean Put Shares having an aggregate Purchase Price of $15,000,000.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Share Equivalents” shall mean any securities of the Company which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” shall mean the shares of the Company’s common stock, par value $0.00001 per share.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Counsel” shall mean Greenberg Traurig, LLP.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Conversion Price” shall have the meaning set forth in the Certificate of Designations.

“Conversion Shares” shall mean the Common Shares issuable upon conversion of the Put Shares pursuant to the Certificate of Designations.

“Disclosure Report” shall have the meaning set forth in Section 6.12.

“Disclosure Schedules” shall mean the Disclosure Schedules of the Company delivered concurrently herewith.

“DTC” shall mean The Depository Trust Company.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 2.01(c)(ii)

“Filing Deadline” shall have the meaning set forth in Section 6.02(a).

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” shall have the meaning set forth in the Certificate of Designations.

“GAAP” shall have the meaning set forth in Section 4.06.

“Hazardous Materials” shall have the meaning set forth in Section 4.13.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Initial Put Issuance” shall mean the first Put Issuance requested by the Company pursuant to Article II hereof.

“Investor(s)” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Legend Removal Date” shall have the meaning set forth in Section 6.01(c).

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Minimum Conversion Price” shall have the meaning set forth in the Certificate of Designations.

“Nasdaq” shall mean The Nasdaq Stock Market LLC.

“OFAC” shall have the meaning set forth in Section 4.28.

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Per Share Purchase Price” shall mean $960, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Preferred Stock that occur after the date of this Agreement and prior to the applicable Closing.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of the Registration Statement disclosing the plan of distribution of the Conversion Shares.

“Principal Market” shall mean the Nasdaq Global Select Market; provided however, that in the event the Common Shares are ever listed or traded on the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with the Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.02 hereof.

“Preferred Stock” shall have the meaning set forth in the recitals of this Agreement.

“Purchase Price” shall mean, with respect to any Put Shares, the product of (x) such number of Put Shares and (y) the Per Share Purchase Price.

“Put Date” shall mean the first Trading Day after the Put Notice Date.

“Put Issuance” shall mean any issuance and sale of Put Shares by the Company to the Investors pursuant Article II hereof.

“Put Notice” shall mean a written notice in the form of Exhibit B attached hereto to the Investors executed by an officer of the Company and setting forth the aggregate Purchase Price for the Put Issuance it desires to effect under this Agreement, the aggregate number of shares of Preferred Stock issuable to the Investors pursuant to such Put Issuance (as determined by dividing the aggregate Purchase Price for the Put Issuance by the Per Share Purchase Price), and each Investor’s pro rata allocation of such shares of Preferred Stock, based on their respective Allocation Percentages.

“Put Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b)) a Put Notice to the Investors, subject to the terms of this Agreement.

“Put Shares” shall mean the shares of Preferred Stock that the Company shall issue and sell to the Investors pursuant to a Put Notice delivered in accordance with the terms of this Agreement.

“Registrable Securities” shall mean (i) the Conversion Shares and (ii) any securities issued or issuable with respect to the Conversion Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Period” shall mean the period beginning on the date of effectiveness of the Registration Statement and shall continue until all the Conversion Shares have been sold.

“Registration Statement” shall mean any registration statement of the Company registering for resale the Conversion Shares, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, registering the resale from time to time by the Investors of the Registrable Securities under the Securities Act as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Approvals” shall mean (i) the filings required or contemplated by this Agreement, including those set forth in Section 6.02, and (ii) the notice and/or application(s) to each applicable Principal Market for the issuance and sale of the Registrable Securities and the listing of the Registrable Securities for trading thereon in the time and manner required thereby and such filings as are required to be made under applicable state securities laws.

“Sanctioned Countries” shall have the meaning set forth in Section 4.28.

“Sanctions” shall have the meaning set forth in Section 4.28.

“Sanctions Programs” shall mean any OFAC economic sanction programs.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.05.

“Securities” means the Put Shares and the Conversion Shares.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 2.02(a).

“Stated Value” shall have the meaning set forth in the Certificate of Designations.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Effective Date.

“Stockholder Meeting” shall have the meaning ascribed to such term in Section 6.20.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Termination Date” shall have the meaning set forth in Section 10.01(a).

“Termination Fee” shall have the meaning set forth in Section 10.01(b).

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Universal Shelf Registration Statement” shall have the meaning set forth in Section 6.02(f).

“Variable Rate Transaction” shall mean a transaction (other than a transaction contemplated by this Agreement) in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) where the conversion price, exercise price, exchange rate or other price fluctuates upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance thereof, or (B) with a conversion, exercise price or exchange rate that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” but not including any “weighted average” anti-dilution provisions or standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). Notwithstanding anything herein to the contrary, (x) the offer, issuance or sale of Common Shares or any Common Share Equivalents, or similar securities, at a fixed price or having a fixed conversion, exercise or exchange price or rate, (y) the entry into and/or issuance of Common Shares in an “at-the-market” offering, or (z) so long as the transactions contemplated by this Agreement are expressly excluded therefrom, any securities with “weighted average” anti-dilution provisions, in each case, shall not be deemed a Variable Rate Transaction nor shall otherwise be prohibited by this Agreement.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

Article II. Put Issuances

Section 2.01 Put Issuances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to require the Investors to purchase from the Company, Put Shares by the delivery to the Investors of Put Notices on the following terms:

(a)	Put Notice. The Company may require the Investors to purchase shares of Preferred Stock by delivering a Put Notice to the Investors, subject to the satisfaction or waiver by the Investors of the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the aggregate Purchase Price for the Put Issuance it desires to issue and sell to the Investors in each Put Notice and the time it desires to deliver each Put Notice. The aggregate Purchase Price for each such Put Issuance shall be subject to the following limitations:

(1)	Unless otherwise agreed by a majority-in-interest of the Investors (as determined based on their respective Allocation Percentages), the aggregate Purchase Price for the initial Put Issuance shall be $2,300,000.

(2)	The aggregate Purchase Price for any subsequent Put Issuance shall be an increment of $100,000 not to exceed $500,000 weekly in the aggregate, provided that, the number of Conversion Shares issuable in respect of the Put Shares subject to such Put Issuance (assuming conversion of the Put Shares at the Conversion Price then in effect) shall not exceed seventy-five percent (75%) of the average daily trading volume of the Company’s Common Shares, measured over the five (5) Trading Days immediately preceding such Put Notice Date, and after the second Put Notice has been delivered, any subsequent Put Notice after shall not be delivered sooner than thirty (30) days following the prior Put Issuance, unless otherwise agreed by a majority-in-interest of the Investors (as determined based on their respective Allocation Percentages).

(ii)	There shall be no mandatory minimum for the number of Put Issuances made by the Company and no non-usage fee for not utilizing the Commitment Amount or any part thereof.

(b)	Date of Delivery of Put Notice. Put Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit B attached hereto. A Put Notice shall be deemed delivered on (i) the day it is received by an Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by such Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time. Upon receipt of a Put Notice, each Investor shall promptly provide written confirmation (which may be by e-mail) of receipt of such Put Notice.

(c)	Put Issuance Limitations. Regardless of the number of Put Shares requested by the Company in the Put Notice, the final number of Put Shares to be issued and sold pursuant to a Put Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)	Commitment Amount. To the extent a Put Issuance would cause the aggregate number of Put Shares issued and sold to the Investors hereunder to exceed the Commitment Amount, such Put Notice shall be deemed automatically modified, with no further action by the Company, to reduce the number of Put Shares by an amount equal to such excess; provided, that in the event of any such automatic reduction, each Investor will promptly notify the Company of such event.

(ii)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and no Investor shall have any obligation to purchase shares of Preferred Stock under this Agreement to the extent (but only to the extent) that, after giving effect to such purchase and sale, the aggregate number of Conversion Shares with respect to all the Put Shares theretofore issued under this Agreement, would exceed 6,821,115 (representing 19.99% of the aggregate amount of Common Shares issued and outstanding as of September 24, 2025 and subject to adjustment for any stock splits, combinations or the like), calculated in accordance with the rules of the Principal Market, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) until the Stockholder Approval has been obtained. In connection with a Put Notice, if the Company has not obtained Stockholder Approval, any portion of the Put Issuance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company or the Investors, and such Put Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Put Issuance by an amount equal to such withdrawn portion in respect of such Put Notice.

(d)	Unconditional Contract. Notwithstanding any other provision in this Agreement, but subject in all respects to the limitations set forth in Section 2.01(c), the Company and each Investor acknowledges and agrees that upon such Investor’s receipt of a valid Put Notice from the Company, the Company and such Investor shall be deemed to have entered into an unconditional contract binding on both such Parties for the purchase and sale of such Investor’s allocation of the Put Shares pursuant to such Put Notice in accordance with the terms of this Agreement.

Section 2.02 Closings. The closing of each Put Issuance and each sale and purchase of Put Shares (each, a “Closing”) shall take place as soon as practicable on or after each Put Notice Date in accordance with the procedures set forth below. In connection with each Closing, the Company and each of the Investors shall fulfill each of its obligations as set forth below:

(a)	On each Put Date, each Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit C (each a “Settlement Document”), setting forth the final number of Put Shares to be purchased by such Investor (taking into account any adjustments pursuant to Section 2.01), the Per Share Purchase Price, the aggregate Purchase Price to be paid by such Investor to the Company for such Put Shares, and a report by Bloomberg, L.P. indicating the VWAP for each of the five (5) consecutive Trading Days prior to the Put Notice Date (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the Parties).

(b)	Promptly after receipt of an Investor’s Settlement Document with respect to each Put Issuance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, evidence the issuance of the number of Put Shares to be purchased by such Investor (as set forth in the Settlement Document), as held in DRS book-entry form by the transfer agent and registered in the name of such Investor or by such other means of delivery as may be mutually agreed upon by the Company and such Investor, and transmit notification to such Investor that such evidence share issuance has been requested. Promptly upon receipt of such notification, such Investor shall pay to the Company the aggregate Purchase Price of the Put Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested.

(c)	On or prior to the Put Date, the Company, on the one hand, and each Investor, on the other hand, shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Article III. Representations and Warranties of each Investor

Each Investor, for itself and for no other Investor, represents and warrants to the Company, as of the Effective Date, as of each Put Notice Date and as of each Put Date that:

Section 3.01 Organization and Authorization. Such Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate, partnership, limited liability company or similar power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of such Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of such Investor or its shareholders, partners, members or other equityholders. This Agreement has been duly executed and delivered by such Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. Such Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Securities of the Company and of protecting its interests in connection with the transactions contemplated hereby. Such Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that such Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. Such Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Such Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to such Investor’s acquisition of the Securities hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and such Investor acknowledges that such Investor may lose all or a part of its investment. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by the Transaction Documents.

Section 3.04 Investment Purpose. Such Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, the Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by Applicable Law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05 Information. Such Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information such Investor deemed material to making an informed investment decision. Such Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges and agrees that the Company has not made to such Investor, and such Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. Such Investor understands that its investment involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.06 Not an Affiliate. Such Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any Affiliate of the Company.

Section 3.07 General Solicitation. Neither such Investor, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities by such Investor.

Section 3.08 Acknowledgment Regarding Investor’s Purchase and Resale of the Conversion Shares. Such Investor represents and warrants that it will resell the Conversion Shares only pursuant to the Registration Statement in which the resale of such Conversion Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, or in a manner in compliance with all Applicable Laws. Such Investor is aware and acknowledges that the Company shall not be able to request Put Issuances under this Agreement if any issuances of Securities pursuant to any Put Issuances would violate any rules of the Principal Market.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, or in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, the Company represents and warrants to the Investors that, as of the Effective Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designations and each of the other agreements and instruments entered into or delivered by any of the Parties in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03 Authorization of the Securities. The Put Shares to be issued under this Agreement have been, or (i) with respect to the Put Shares to be purchased by the Investors pursuant to a Put Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, and (ii) with respect to the Conversion Shares issuable upon the conversion of the Put Shares by the Investor, will be, when issued pursuant to the terms of this Agreement, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and with respect to the Conversion Shares only, will be listed for trading on the Principal Market.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) subject to the receipt of the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 SEC Documents; Financial Statements. Except as previously disclosed to the Investors, for the twelve months preceding the date hereof, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Disclosure Report, the Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

Section 4.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.07 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement will, prior to the Filing Deadline, meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement and the offer and sale of Conversion Shares thereunder as contemplated hereby, when filed, will meet the requirements of Rule 415 under the Securities Act and shall comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement will be so described or filed.

Section 4.08 No Misstatement or Omission. The Registration Statement, when it becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, will conform in all material respects with the requirements of the Securities Act. At each Put Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09 Conformity with Securities Act and Exchange Act. The Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, Prospectus or any amendment or supplement thereto, when such documents are filed with the SEC under the Securities Act or the Exchange Act or become effective under the Securities Act, as the case may be, will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 350,000,000 shares of capital stock, of which 300,000,000 shares are designated common stock, par value $0.00001 per share, and 50,000,000 shares are designated preferred stock, par value $0.00001, of which 9,297,894 shares are designated Series A Preferred Stock and 15,625 shares are designated Series B Convertible Preferred Stock. As of the date hereof, the Company had 34,122,634 shares of common stock outstanding, 9,297,894 shares of preferred stock outstanding, of which 9,297,894 shares are Series A Preferred Stock and 0 shares are Series B Convertible Preferred Stock. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on a Principal Market under the trading symbol “CISO.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.14 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to operate their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.18 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity other than as set forth in the SEC Documents.

Section 4.20 Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, in each case, except as would not cause a Material Adverse Effect. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.21 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, and other than as set forth in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.22 Rights of First Refusal. The Company is not obligated to offer the Preferred Stock offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.23 Dilution. The Company is aware and acknowledges that issuance of the Conversion Shares could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.24 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by such Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to such Investor’s purchase of the Securities hereunder. The Company is aware and acknowledges that it shall not be able to request Put Issuances under this Agreement if any issuances of Securities pursuant to any Put Issuances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.25 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except with respect to B. Riley Securities, Inc.

Section 4.26 Relationship of the Parties. Except for the Company’s At-The-Market offering, for which B. Riley Securities, Inc. serves as sales agent, neither the Company, nor any of its Subsidiaries, Affiliates, nor any Person acting on its or their behalf is a client or customer of any of the Investors or any of their respective Affiliates and none of the Investors nor any of their respective Affiliates has provided, or will provide, any services to the Company or any of its Affiliates, its Subsidiaries, or any Person acting on its or their behalf. Except as set forth in the preceding sentence, each Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.27 Compliance with Laws. The Company and each of its Subsidiaries are and have at all times been in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other Person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any Applicable Law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.28 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Put Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 4.29 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Preferred Stock, or issuance of the Conversion Shares, by the Company to the Investors as contemplated hereby.

Section 4.30 No General Solicitation; No Integrated Offering. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Preferred Stock by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act. Neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

Article V. Indemnification

Each Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of each Investor’s execution and delivery of this Agreement and acquiring the Put Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and each of such Investor’s respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Conversion Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for inclusion therein or losses arising from Investor’s gross negligence or willful misconduct; or (b) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by each Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of each Investor’s other obligations under this Agreement, each Investor, severally and not jointly with any other Investor, shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Conversion Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Investor will only be liable for written information relating to such Investor furnished to the Company by or on behalf of such Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to such Investor by or on behalf of the Company specifically for inclusion therein; or (b) any material breach of any covenant, agreement or obligation of such Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by such Investor.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Article VI.
Covenants

The Company covenants with the Investors, and each Investor for itself and for no other Investor, covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period, unless otherwise specified:

Section 6.01 Transfer Restrictions.

(a)	The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144, (iii) to the Company or (iv) to an Affiliate of an Investor which is controlled by such Investor or under common control with such Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee (other than a non-Affiliate transferee of the Conversion Shares) shall agree in writing to be bound by the terms of this Agreement and the Transaction Documents and shall have the rights and obligations of an Investor under this Agreement and the Transaction Documents. For the avoidance of doubt and notwithstanding anything to the contrary herein, no transferee of Common Shares obtained by an Investor upon conversion of the Put Shares (other than an Affiliate of such Investor) hereunder shall be subject to or bound by any of the Transaction Documents, and the Company shall not attempt to subject or bind any such transferee. Each Investor hereby covenants and agrees not to effect any sale or other transfer of the Securities other than (i) pursuant to the plan of distribution contained in the Registration Statement, (ii) in accordance with the provisions of Rule 144, or (iii) in compliance with another exemption from registration under the Securities Act and applicable state securities laws.

(b)	Each Investor agrees to the imprinting, so long as is required by this Section 6.01 of a legend on any of the Securities in the following form:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAS BEEN] [HAS NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c)	Certificates or book-entries evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 6.01(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 6.01(c), it will, promptly following the delivery by an Investor to the Company or the transfer agent of a certificate, book entry statement or other instrument representing the Conversion Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate, book entry statement or other instrument representing such Conversion Shares are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6.01. Certificates, book entry statements or other instruments for Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor.

(d)	In addition to such Investor’s other available remedies, the Company shall pay to such Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Shares on the date such Conversion Shares and subject to Section 6.01(c)), $10 per Trading Day (increasing to $20 per Trading Day three (3) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend, up to an aggregate amount of 20% in respect of each $1,000 of Conversion Shares and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to such Investor by the Legend Removal Date a certificate representing the Conversion Shares so delivered to the Company by such Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Investor purchases (in an open market transaction or otherwise) shares of Common Shares to deliver in satisfaction of a sale by such Investor of all or any portion of the number of shares of Common Shares, or a sale of a number of shares of Common Shares equal to all or any portion of the number of shares of Common Shares that such Investor anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Shares on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii).

Section 6.02 Registration Statement.

(a)	The Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall as soon as practicable after the Effective Date, but in no case later than October 4, 2025 (the “Filing Deadline”), prepare and file with the SEC a Registration Statement covering the resale by the Investors of the Conversion Shares issuable upon conversion of the Put Shares issuable hereunder in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Common Shares by the Investors under Rule 415 at then prevailing market prices (and not fixed prices). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the initial filing thereof, but in no event later than the twelfth (12th) calendar day following the initial filing thereof (in the event of no review by the SEC), the forty-fifth (45th) calendar day following the initial filing thereof (in the event of a limited review by the SEC), or, in the event of a “full review” by the SEC, the ninetieth (90th) calendar day following the initial filing thereof. If applicable, the Company shall file with the SEC in accordance with and within the time period prescribed under Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement.

(b)	Registration Procedures. During the Registration Period, subject to an Allowed Grace Period (as defined below) or suspension of the Registration Statement pursuant to Section 6.03, the Company shall (i) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the SEC additional Registration Statements in order to register for resale under the Securities Act all of the Conversion Shares in accordance with the terms of this Agreement; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably practicable, and within the compliance period prescribed by the SEC, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide each Investor true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Investor which has not executed a confidentiality agreement with the Company); and (v) comply with the provisions of the Securities Act with respect to the disposition of all Securities of the Company covered by such Registration Statement until such time as all of such Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement. In the case of amendments and supplements to the Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Securities Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)	Filing Procedures. Not less than three (3) Business Days prior to the filing of the Registration Statement and not less than three (3) Business Days prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to each Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of such Investor. Each Investor shall furnish comments on the Registration Statement and any related amendment and supplement to the Registration Statement to the Company within forty-eight (48) hours of the receipt thereof. If an Investor fails to provide comments to the Company within such forty-eight (48) hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by such Investor in the form originally delivered by the Company to such Investor.

(d)	Delivery of Final Documents. The Company shall furnish to each Investor without charge, (i) at least one copy of the Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of such Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Common Shares owned by such Investor pursuant to the Registration Statement. Filing of the foregoing with the SEC via its EDGAR system shall satisfy the requirements of this Section 6.02(d).

(e)	Allowed Grace Period. Notwithstanding anything to the contrary contained herein, upon the advice of Company Counsel, for not more than fifteen (15) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Agreement in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Grace Period”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement (and the termination) of an Allowed Grace Period, but shall not (without the prior written consent of such Investor) disclose to such Investor any material nonpublic information giving rise to an Allowed Grace Period, (b) advise each Investor in writing to cease all sales under such Registration Statement until the end of the Allowed Grace Period, and (c) use its best efforts to terminate an Allowed Grace Period as promptly as practicable.

(f)	No Inclusion of Other Securities; Prohibition on Filing Other Registration Statements. In no event shall the Company include any securities other than the Registrable Securities on any Registration Statement filed pursuant to Section 6.02(a) of this Agreement without the prior written consent of the Investors then holding a majority of the Registrable Securities outstanding as of the filing date of such Registration Statement. Except as permitted by this Section 6.02(f), from and after the date of this Agreement until the earlier of (a) the date on which all the Conversion Shares have been sold or may be sold without any restrictions pursuant to Rule 144 or (b) the date on which the Registration Statement is declared effective by the SEC, the Company shall not file with SEC any registration statement covering Common Shares, other than (i) a “universal” shelf registration statement on Form S-3 (or any successor form permitting the registration of securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) (a “Universal Shelf Registration Statement”), and any post-effective amendment thereto, and (ii) registration statements on Form S-8 (or any successor forms) filed in connection with an employee benefit or dividend reinvestment plan; provided, however, the Company further agrees that, until the thirtieth (30th) calendar day after the date on which the Registration Statement has been declared effective by the SEC, the Company will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Shares under any Universal Shelf Registration Statement (or any prospectus or prospectus supplement filed in connection therewith) unless the prior written consent of a majority-in-interest of the Investors (as determined based on their respective Allocation Percentages) has been obtained.

Section 6.03 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Registration Period, the Company from time to time may suspend the use of the Registration Statement by written notice (e-mail being sufficient) to the Investors in the event that the Company determines in good faith that such suspension is necessary to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investors During the Black Out Period. During such Black Out Period, each Investor agrees not to sell any Registrable Securities pursuant to such Registration Statement.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than ten (10) business days with a cumulative cap of thirty (30) days per year, or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Put Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate at 8:59 a.m. New York time on the Trading Day immediately following such announcement, and the Company shall use commercially reasonable efforts to immediately notify each Investor of the termination of the Black Out Period.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the Put Notice in respect of the Initial Put Issuance, the Investors shall have received an opinion letter from Company Counsel in customary form and substance reasonably satisfactory to each Investor.

Section 6.05 Exchange Act Registration. During the Commitment Period, the Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. During the Commitment Period (or such shorter time as permitted by Section 2.04 of this Agreement) and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing Company Counsel to deliver an opinion) the transfer agent for the Common Shares to remove restrictive legends from the Conversion Shares upon each conversion pursuant to the Transaction Documents, provided that Company Counsel shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put Issuance. Subject to the limitations on sharing material, non-public information with each Investor under Section 6.12, the Company will promptly notify each Investor, and confirm in writing (e-mail being sufficient), upon its becoming aware of the occurrence of any of the following events in respect of the Registration Statement or related Prospectus (in each of which cases the information provided to each Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus in each case, that relate to the Registration Statement; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Conversion Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event (but not the substance of the event itself) that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to each Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act (giving effect to Rule 12b-25). The Company shall not deliver to any Investor any Put Notice, and the Company shall not sell any Put Shares pursuant to any pending Put Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If a Put Notice has been delivered to the Investors, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to, another entity before the transaction contemplated in such Put Notice has been closed in accordance with Section 2.02 hereof, and all Put Shares in connection with such Put Issuance have been received by the Investors.

Section 6.10 Issuance of Put Shares and Conversion Shares. The issuance and sale of the Put Shares and the issuance of the Conversion Shares to each Investor under the Transaction Documents shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Company’s obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of any Put Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company Counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of each Investor’s counsel, accountants and other advisors), (iv) the qualification of the Put Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto requested by the Investors, (vi) the fees and expenses incurred in connection with the listing or qualification of the Conversion Shares for trading on the Principal Market, and (vii) filing fees of the SEC and the Principal Market.

Section 6.12 Disclosure Report. The Company shall, not later than 5:30 p.m. New York City time, on the fourth (4th) Business Day after the date of this Agreement, file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement by the Company and the Investors (including any exhibits thereto, the “Disclosure Report”). The Company shall provide each Investor and its legal counsel a reasonable opportunity to comment on any description of this Agreement contained in a draft of the Disclosure Report, including any exhibit to be filed related thereto, as applicable, prior to filing the Disclosure Report with the SEC and shall reasonably consider all, but shall have no obligation to accept any, such comments. From and after the filing of the Disclosure Report with the SEC, the Company shall have publicly disclosed all material, non-public information delivered to each Investor (or such Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, at any time prior to the termination of the Agreement, provide an Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of such Investor (which may be granted or withheld in such Investor’s sole discretion); it being understood that the mere notification of an Investor required pursuant to clause (iv) of Section 6.08 shall not in and of itself be deemed to be material, non-public information. The Company understands and confirms that each Investor will rely on the foregoing representations in effecting resales of Conversion Shares under the Registration Statement. In addition, effective upon the filing of the Disclosure Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and each Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, shall automatically, without further action, notice or deed, terminate.

Section 6.13 Put Notice Limitation. The Company shall not deliver a Put Notice if a shareholder meeting or corporate action, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two (2) Trading Days prior to the date of delivery of such Put Notice and ending two (2) Trading Days following the Closing of such Put Issuance.

Section 6.14 Use of Proceeds. The proceeds from the sale of the Put Shares by the Company for working capital, general corporate purposes, and payment of debt obligations. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs or (ii) in any other manner that will result in a violation of Sanctions or Applicable Laws.

Section 6.15 Compliance with Laws. During the Commitment Period, the Company shall comply in all material respects with all Applicable Laws.

Section 6.16 Market Activities. During the Commitment Period, neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Preferred Stock or Common Shares, (ii) sell, bid for, or purchase shares of Preferred Stock or Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of shares of Preferred Stock or Common Shares.

Section 6.17 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, any Investor may, without the consent of any other Party, assign or otherwise transfer, in whole or in part, its rights (but not, unless the Company shall otherwise consent in writing, its obligations) under this Agreement to one or more of its Affiliates, provided that (i) such Affiliate executes and delivers to the Company a written instrument pursuant to which it agrees to be bound by, and to assume, on a joint and several basis with the assigning Investors, all of the terms and conditions of this Agreement applicable to the transferred rights, and (ii) the assigning Investor provides the Company with written notice of such assignment or transfer with five (5) Business Days following its effectiveness. Without the consent of the Investors holding a majority of the Put Shares then outstanding, the Company shall not have the right to assign or transfer any of its rights, or provide any third party the right to bind or obligate the Company, to deliver Put Notices or effect Put Issuances hereunder.

Section 6.18 No Variable Rate Transactions. From the date hereof until the valid termination of this Agreement, the Company shall not effect or enter into an agreement to effect a Variable Rate Transaction, except with the prior written consent of a majority-in-interest of the Investors (as determined based on their respective Allocation Percentages); provided, however, that the prohibition set forth in this Section 6.18 shall not apply to any sales, amendments, modifications, supplements or other updates in connection with the “at the market” offering program with B. Riley in effect on the date hereof.

Section 6.19 No Common Shares Issuance. From the date hereof until October 23, 2025, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Shares or Common Share Equivalents. Notwithstanding the foregoing, the Company may issue Common Shares or options to purchase Common Shares or restricted stock units or similar equity securities, or issue Common Shares upon exercise of options, restricted stock units or similar securities, pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan in effect on the date hereof and described in the Registration Statement and Prospectus, and the Company may issue Common Shares upon exercise of warrants outstanding on the date hereof.

Section 6.20 Stockholder Approval. The Company shall use reasonable best efforts to obtain Stockholder Approval by filing a proxy statement meeting the requirements of Section 14 of the Exchange Act (the “Proxy Statement”) soliciting the Stockholder Approval at a meeting of stockholders of the Company (the “Stockholder Meeting”) to be held as promptly thereafter as possible (and in any event within 90 days of the date hereof, in each case in accordance with applicable law, the rules and regulations of the Principal Market, the Company’s certificate of incorporation and the Delaware General Corporation Law, and the Company shall use its reasonable best efforts to solicit the Stockholder Approval and to cause the board of directors of the Company to recommend to the stockholders that they provide the Stockholder Approval. The Proxy Statement shall be in a form reasonably acceptable to the Investors and accordingly, the Company shall provide the Investors with reasonable opportunity to review and comment on the Proxy Statement. The Company shall keep the Investors apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing the Investors with copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the SEC or the Principal Market. If, despite the Company’s best efforts, Stockholder Approval is not obtained at the first Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained or the Preferred Stock is no longer outstanding.

Section 6.21 Integration. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Investors of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investors to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

Article VII.
Conditions for Delivery of Put Notice

Section 7.01 Conditions Precedent to the Right of the Company to Deliver a Put Notice. The right of the Company to deliver a Put Notice and the obligations of each Investor hereunder with respect to a Put Issuance are subject to the satisfaction by the Company or waiver by such Investor, on each Put Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Put Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date).

(b)	SEC Documents. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date, except as previously disclosed to the Investor.

(c)	No Material Outside Event; No Black Out Period. With respect to each Put Notice delivered after the date on which the Registration Statement has been declared effective by the SEC, (i) no Material Outside Event shall have occurred and then be continuing and (ii) a Black Out Period shall not be in effect.

(d)	Board. (i) The board of directors of the Company shall have duly and validly approved the transactions contemplated by the Transaction Documents, (ii) such approval shall not have been amended, rescinded or modified and shall remain in full force and effect as of the applicable Condition Satisfaction Date, and (iii) a true, correct and complete copy of such approval shall have been provided to such Investor.

(e)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or materially and adversely affects any of the transactions contemplated by this Agreement.

(g)	No Suspension of Trading in or Delisting of Common Shares. (i) Trading in the Common Shares is not then suspended by the SEC, the Principal Market or FINRA, and (ii) the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed and continuing any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing.

(h)	Authorized Common Shares; Exchange Cap. Immediately prior to giving effect to such purchase and sale, there shall be (x) at least a number of authorized and unissued, and not otherwise subject to contractual reserve, Common Shares and (y) until Stockholder Approval is obtained, at least a number of authorized but unissued Common Shares remaining under the Exchange Cap, in each case of clause (x) and (y), equal to 110% of the number of Conversion Shares issuable in respect of the Put Shares (assuming conversion of the Put Shares at the Minimum Conversion Price).

(i)	Trading Price. (i) The lowest daily VWAP for each of the five (5) consecutive Trading Days prior to the Put Notice Date and (ii) the closing sale price on the Trading Day prior to the Put Notice Date shall equal or exceed 150% of the Minimum Conversion Price then in effect.

(j)	Consecutive Put Notices. Except with respect to the first Put Notice, the Company shall have delivered all Put Shares relating to all prior Put Issuances.

(k)	Certificate of Designations. Prior to or concurrently with the delivery of the Put Notice for the Initial Put Issuance, the Company shall have duly adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware, and a certified copy thereof shall have been delivered to the Investor.

(l)	Fundamental Transaction. The Company shall not have entered into any definitive agreement to consummate a Fundamental Transaction.

(m)	Registration Statement. A Registration Statement has been declared and remains effective under the Securities Act and available for the resale of the Conversion Shares as of the date of the delivery of the Put Notice.

(n)	Subsequent Put Notice. After the initial Put Issuance, the Company shall not deliver a Put Notice for forty-five (45) days.

Article VIII.
Non Exclusive Agreement

Notwithstanding anything contained herein, except as expressly set forth in Section 6.02(f), this Agreement and the rights awarded to each Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, among other things, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, redeem, repurchase, repay, retire or other extinguish any such shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities, extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.
Choice of Law/Jurisdiction

This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X.

Termination

Section 10.01 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) March 24, 2027, (ii) the date on which the Investors shall have made payment of the aggregate Purchase Price for Put Issuances pursuant to this Agreement equal to the Commitment Amount, or (iii) if the Company has not obtained Stockholder Approval by September 24, 2026, such time as there ceases to be a sufficient number of authorized but unissued Common Shares remaining under the Exchange Cap to enable the Company to satisfy the condition set forth in Section 7.01(h) with respect to any Put Notice that may otherwise be delivered in accordance with Article II (such date of automatic termination, the “Termination Date”).

(b)	The Company may terminate this Agreement effective upon prior written notice to the Investors; provided that there are no outstanding Put Notices, the shares of Preferred Stock under which have yet to be issued; provided, further, if the Company terminates this Agreement prior to the Termination Date, or if the Agreement is terminated pursuant to clause (iii) in Section 10.01(a), then the Company hereby agrees to pay, or cause to be paid, within fifteen (15) Business Days of termination, as liquidated damages in connection with any such termination, an aggregate amount equal to $1,000,000 (the “Termination Fee”) to the Investors their pro rata allocation of the Termination Fee, based on their respective Allocation Percentages, by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated in writing by each of the Investors.

(c)	This Agreement may be terminated at any time by written consent of the Company and, to the extent any Put Shares are then outstanding, the Investors holding a majority of such Put Shares then outstanding, effective as of the date of such written consent unless otherwise provided in such written consent.

(d)	The indemnification provisions contained in Article V shall survive the termination of this Agreement, provided that the representations and warranties, and the other covenants, made or agreed to by the Parties in this Agreement, shall automatically, without further action, notice or deed, be of no further force or effect upon such termination.

(e)	The Parties acknowledge that (i) the agreements contained in this Section 10.01 are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where the Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amount payable pursuant to Section 10.01(b) is not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate the Investors (including their Affiliates) for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby and (iii) without the agreements contained in this Section 10.01, the Parties would not have entered into this Agreement.

Article XI.

Notices

Other than with respect to Put Notices, which must be in writing delivered in accordance with Section 2.01(b) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Put Notices which shall be delivered in accordance with Exhibit B hereof) shall be:

If to the Company, to:	CISO Global, Inc. 6900 E. Camelback Road, Suite 900 Scottsdale, AZ 85251
Attention: David Jemmett
Telephone: (480) 389-3444 Email: david.jemmett@ciso.inc

With a copy to (which shall not constitute notice or delivery of process) to:	Greenberg Traurig, LLP 2375 E. Camelback Road, Suite 800 Phoenix, AZ 85016 Attention: Katherine A. Beck Telephone: (602) 445-8349 Email: beckk@gtlaw.com

If to the Investors:	As set forth on the signature pages attached hereto

or at such other address and/or e-mail and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, and recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII.

Miscellaneous

Section 12.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any of the Investors makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Parties to this Agreement.

Section 12.03 Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Company and the Investors holding a majority of the Put Shares then outstanding, if any shall be required to employ any other reporting entity.

Section 12.04 Expenses. Except as expressly set forth in this Agreement to the contrary, each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 12.05 Taxes.

(a)	The applicable Investor shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Put Shares or Conversion Shares or other Securities pursuant hereto or certificates representing such shares or securities. Furthermore, in the case of conversion of Put Shares, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Conversion Shares or other securities to a beneficial owner other than the beneficial owner of the Put Shares immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)	The Company and its Affiliates and agents shall be entitled to deduct and withhold from the amounts deliverable pursuant to the Transaction Documents (including any Put Shares or Conversion Shares otherwise issuable with respect thereto) and all payments and distributions (or deemed distributions) on the Put Shares (and on the Conversion Shares received upon their conversion) such amounts, if any, as are required to be deducted and withheld under the Internal Revenue Code of 1986, as amended, or any other applicable tax law. To the extent that amounts are so deducted and withheld and duly paid over to the appropriate tax authority, such withheld amounts shall be treated for all purposes of the Transaction Documents as having been delivered to the Person in respect of whom such deduction and withholding was made. The Put Shares may only be held by, and may only be transferred to, an Investor that delivers to the Company an Internal Revenue Service Form W-9 or appropriate version of Internal Revenue Service Form W-8, as applicable. Furthermore, each Person holding Put Shares shall, upon request, use its commercially reasonable efforts to provide the applicable withholding agent with all necessary tax forms, including a duly executed Internal Revenue Service Form W-9 or appropriate version of Internal Revenue Service Form W-8, as applicable. Prior to withholding any amounts pursuant to this Section 12.05(b), the Company (and its Affiliates and agents) shall use commercially reasonable efforts to notify such Investor, and the Company and such Investor shall cooperate in good faith to reduce or eliminate any such withholding.

Section 12.06 Brokerage. Each of the Parties represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than Northland Securities, Inc. The Company on the one hand, and each Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.07 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything to the contrary herein, the sole recourse of each Investor in the event of any breach by the Company of the representations and warranties made in Article IV, in each case, as determined by a court of competent jurisdiction, shall be for such Investor to be relieved of its obligation to purchase any further shares of Preferred Stock under this Agreement, and each Investor hereby waives, to the fullest extent permitted by law, any and all claims, actions, suits, damages, liabilities, costs, and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or relating to any such breach by the Company, except for the right to be relieved of its obligation to purchase any further shares of Preferred Stock under this Agreement as provided herein. Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Investor and its respective counsel have chosen to communicate with the Company through Company Counsel. Company Counsel does not represent any of the Investors and only represents the Company. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

CISO GLOBAL, INC.

By:	/s/ David G. Jemmett
Name:	David G. Jemmett
Title:	Chief Executive Officer

[Signature Page to Preferred Equity Purchase Agreement]

[INVESTOR SIGNATURE PAGES TO PREFERRED EQUITY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Name of Investor: B. Riley Principal Capital I

Signature of Authorized Signatory of Investor: /s/ Andy Moore____________________________

Name of Authorized Signatory: Andy Moore__________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Address for Notice to Investor:

With a copy to (which shall not constitute notice or delivery of process) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020-1095

Attention: Steven E. Siesser, Esq.

Telephone: (212) 204-8688

Email: ssiesser@lowenstein.com

EXHIBIT A
CERTIFICATE OF DESIGNATIONS

[Attached]

EXHIBIT B
PUT NOTICE

CISO GLOBAL, INC.

Dated: ______________	Put Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Preferred Stock of CISO GLOBAL, INC. (the “Company”) issuable in connection with this Put Notice, delivered pursuant to that certain Preferred Equity Purchase Agreement, dated as of September 23, 2025 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. All conditions to the delivery of this Put Notice are satisfied as of the date hereof.

3. The aggregate Purchase Price for the Put Issuance the Company is requesting is $_____________________.

4. The aggregate number of Put Shares issuable pursuant to the Put Issuance the Company is requesting is _____________________ shares of Preferred Stock (which is equal to the quotient of the aggregate Purchase Price stated in Item 3 above divided by the Per Share Purchase Price).

5. Each Investor’s pro rata allocation of such aggregate number of Put Shares, as determined in accordance with the Agreement, is:

[INVESTOR 1]	_____________________

[INVESTOR 2]	_____________________

[INVESTOR 3]	_____________________

[INVESTOR 4]	_____________________

6. The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Put Notice as of the date first set forth above.

CISO GLOBAL, INC.

By:
[Name], [Title]

Please deliver this Put Notice by email to each of:

Email:

Attention:

Confirmation Telephone Number:

Email:

Attention:

Confirmation Telephone Number:

Email:

Attention:

Confirmation Telephone Number:

EXHIBIT C

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

CISO GLOBAL, INC.

Attention:

Email:

Below please find the settlement information with respect to the Put Notice Date of:
1.	Investor’s pro rata allocation of the aggregate number of Put Shares requested in the Put Notice
2.	Investor’s adjusted pro rata allocation of the aggregate number of Put Shares requested in the Put Notice (if applicable)
3.	Per Share Purchase Price
4.	Total Purchase Price due to Company (row 2 x row 3)

Please issue the number of Put Shares due to the Investor to the account of the Investor as follows:

HOLDER NAME:
ADDRESS:
CITY:
COUNTRY:
Contact person:
Number and/or email:

Sincerely,

[INVESTOR]

Agreed and approved By CISO GLOBAL, INC.:

Name:
Title: